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          N E W S   R E L E A S E


For Immediate Release

Contact: HemaCare Corporation
	 JoAnn Stover, Director of Investor Relations
         877.310.0717
         www.hemacare.com


   HEMACARE REOPENS CHIEF FINANCIAL OFFICER SEARCH
------------------------------------------------------
  Los Angeles, CA, July 8, 2003 - HemaCare Corporation (OTC Bulletin Board: HEMA) announced today that it has reopened its search for a Chief Financial Officer. Rose Marcario, who had accepted the position late last month, was unable to assume the role due to personal reasons.

 "Although we are disappointed, we are fortunate to have interviewed several very talented candidates and expect to fill the position in the near future," stated Judi Irving, HemaCare's
President and Chief Executive Officer.
The Company has engaged an outside financial consultant to assist during the transition period.


                  ABOUT HEMACARE CORPORATION
  Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.

This press release may contain "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, or contemplated by, the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.